EXHIBIT 99.1

Nanophase Reports Increase in First Quarter 2010 Revenue

ROMEOVILLE, Ill., April 28, 2010 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter ended March 31, 2010. The Company's revenue for the period increased 40 percent and Nanophase commented that it expects its second quarter to be better than its first quarter, continuing the growth trend.

First Quarter 2010

  Revenue for the quarter was $2.0 million, an increase of 40 percent when compared to revenue of $1.4 million for the first quarter of 2009.
  Gross margin for the quarter was $483,000 or 24 percent of revenue, a significant increase from the $90,000 or six percent of revenue for the first quarter of 2009.
  The net loss for the quarter was $1.1 million, or a loss of $0.05 per share, a 48 percent improvement when compared to a net loss of $2.1 million, or a loss of $0.10 per share, for the first quarter of 2009. The 2009 figure includes a restructuring charge for which the Company completed payments during February 2010.
  The balance sheet is strong with approximately $7 million in cash, cash equivalents and investments. The company has no debt.

"We are pleased with our first quarter revenue growth and the substantial improvement in gross margins," said Nanophase CEO Jess Jankowski. "Second quarter sales indicate that revenue should continue to trend upward as our large customers increase their order flow."

Jankowski continued, "The Company's continued development of multiple revenue streams has been effective in building its revenue base for 2010 and positioning Nanophase for future revenue growth. We expect our partner business, which we provide continued support, to contribute a large percentage of our revenue this year as we expand our NanoUltra™ product reach through a strong distributor network.

"After launching NanoUltra™ at the end of January, we spent most of our time demonstrating the product and providing samples. End users have already reported being extremely pleased with NanoUltra's performance and the word is spreading within the industry -- increasing interest and building a revenue pipeline that we expect will have an impact on our 2010 revenue and an even more notable effect on revenue in 2011.

"We are also meeting significant milestones in our customer direct model. We have significantly grown our opportunities funnel and are working through the 1-5 year qualification cycles with many entities. We see this area of the business starting to generate new orders later this year from identified customers, and substantially more as we enter 2011 and 2012," added Jankowski.

Shareholders and members of the financial community are encouraged to participate in today's conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

First Quarter 2010 Conference Call

Nanophase has scheduled its quarterly conference call for April 28, 2010, at 4:00 p.m. CDT (5:00 p.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877.312.8776, or 408.774.4007 for our international callers; the conference call identification is 71519249. The call may also be accessed through the company's website at www.nanophase.com by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (Nasdaq:NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," , "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 30, 2010. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS
(Unaudited)
	March 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$ 3,108,898	$ 3,899,393
Investments	3,594,106	3,594,604
Trade accounts receivable, less allowance for doubtful accounts of $9,000 on March 31, 2010 and December 31, 2009	1,325,301	858,706
Other receivables, net	466,182	477,989
Inventories, net	1,074,510	884,326
Prepaid expenses and other current assets	360,828	294,738
Total current assets	9,929,825	10,009,756

Equipment and leasehold improvements, net	5,272,671	5,557,832
Other assets, net	36,667	37,283
	$ 15,239,163	$ 15,604,871

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 7,174	$ 8,470
Accounts payable	780,094	202,975
Accrued expenses	659,032	509,206
Accrued severance	--	38,060
Total current liabilities	1,446,300	758,711

Long-term portion of capital lease obligations	--	748
Long-term deferred rent	622,113	617,642
Asset retirement obligations	136,382	134,763
	758,495	753,153

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 30,000,000 shares authorized; 21,204,162 shares issued and outstanding on March 31, 2010 and December 31, 2009, respectively	212,042	212,042
Additional paid-in capital	92,333,287	92,246,777
Accumulated deficit	(79,510,961)	(78,365,812)
Total stockholders' equity	13,034,368	14,093,007
	$ 15,239,163	$ 15,604,871

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2010	2009
Revenue:
Product revenue	$ 1,930,602	$ 1,296,813
Other revenue	79,580	108,345
Total revenue	2,010,182	1,405,158

Operating expense:
Cost of revenue	1,527,097	1,314,924
Gross Profit	483,085	90,234

Research and development expense	429,263	404,044
Selling, general and administrative expense	1,212,417	1,000,167
Severance charges	--	794,069
Loss from operations	(1,158,595)	(2,108,046)
Interest income	14,135	34,003
Interest expense	(689)	(20,907)
Other, net	--	(13,704)
Loss before provision for income taxes	(1,145,149)	(2,108,654)

Provision for income taxes	--	--
Net loss	$ (1,145,149)	$ (2,108,654)

Net loss per share-basic and diluted	$ (0.05)	$ (0.10)

Weighted average number of basic and diluted common shares outstanding	21,204,162	21,197,384

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three Months ended March 31
	2010	2009
Revenue:
Product revenue, net	$ 1,930,602	$ 1,296,813
Other revenue	79,580	108,345
Total revenue	2,010,182	1,405,158

Operating expense:
Cost of revenue detail:
Depreciation	224,030	259,376
Non-Cash equity compensation	10,955	8,345
Other costs of revenue	1,292,112	1,047,203
Cost of revenue	1,527,097	1,314,924
Gross profit	483,085	90,234

Research and development expense detail:
Depreciation	56,698	57,043
Non-Cash equity compensation	19,280	22,274
Other research and development expense	353,285	324,727
Research and development expense	429,263	404,044

Selling, general and administrative expense detail:
Depreciation and amortization	24,734	20,342
Non-Cash equity compensation	125,350	74,767
Other selling, general and administrative expense	1,062,333	905,058
Selling, general and administrative expense	1,212,417	1,000,167
Severance charges	--	794,069
Loss from operations	(1,158,595)	(2,108,046)
Interest income	14,135	34,003
Interest expense	(689)	(20,907)
Other, net	--	(13,704)
Loss before provision for income taxes	(1,145,149)	(2,108,654)
Provision for income taxes	--	--
Net loss	$ (1,145,149)	$ (2,108,654)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(13,446)	(13,096)
Addback Other Deferred Revenue	--	(31,818)
Addback Depreciation/Amortization	305,462	336,761
Addback Severance Charge	--	794,069
Addback Non-Cash Equity Compensation	155,585	105,386

Adjusted EBITDA	$ (697,548)	$ (917,352)
CONTACT:  Nanophase Technologies Corporation
          Investor Relations
          Nancy Baldwin
          630-771-6708